2HF Putnam Small Cap Growth Fund
6/30/03 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		0
Class B		0
Class C		0

72DD2	(000s omitted)

Class M		0

73A1

Class A		0.00
Class B		0.00
Class C		0.00

73A2

Class M		0.00

74U1	(000s omitted)

Class A		3,787
Class B		1,486
Class C		291

74U2	(000s omitted)

Class M		137

74V1

Class A		15.27
Class B		15.12
Class C		15.12

74V2

Class M		15.18